Exhibit 99.1

NEWS RELEASE

405 State Highway 121 Bypass

Building A, Suite 110

Lewisville TX  75067

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	David N. Clark
Kei Advisors LLC	President and CEO
Phone: 716.843.3908/716.843.3874	Phone: 361.883.3990
Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com

Company Media Contact:
April Wade
Vice President of Communications and Government Relations
505.440.9441
awade@uraniumresources.com

Uranium Resources, Inc. to Raise
$14.3 Million in Private Offering to Expand Texas Assets

LEWISVILLE, TX, May 14, 2008 — Uranium Resources, Inc. (NASDAQ:  URRE) (“URI”), a uranium exploration, development, mining and production company, announced today it had entered into definitive subscription agreements with institutional and other accredited investors after the market closed yesterday to raise $14,302,900, before deduction of fees and expenses, through the private placement of 3,295,599 shares of common stock at $4.34 per share, which represents a 10 percent discount to the last sale price on May 13, 2008 and warrants to purchase 988,680  shares of common stock at $5.78 per share, which represents a 20 percent premium to the last sale price of the Company’s common shares on May 13, 2008.  The net proceeds of the offering will be used for the acquisition, permitting, exploration and development of additional properties in Texas in an effort to extend annual production in 2010 and 2011 at the current rates and for general corporate purposes.

The Company has acquired one property that is a continuation of the ore trend of our Rosita property located in Duval County, Texas.  The acquisition of this property should supplement production in 2010 and 2011 and will also free up known reserves on URI’s existing Rosita property that cannot presently be mined because of their proximity to the property line.  URI believes it will require the drilling of approximately 150 holes to adequately define the ore outline and expects that the property will be permitted as an amendment to its Rosita South permit application.  The permitting process for this property is expected to take approximately 18 months or longer to complete.

We continue to pursue the acquisition of properties that we need to provide the vast majority of our production goals for 2010 and 2011.

Funds from this offering will also be used to develop properties the Company has under lease in its Kingsville permit area that are expected to begin producing in the second half of 2009.  The commencement of production at these properties is subject to permitting and regulatory approvals which the Company anticipates will require less than six months to secure.

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URI currently has several properties under lease which it intends to advance through exploration drilling over the next year using funds from this offering.  If successful, these exploration properties could provide a base for additional production beyond 2011.

The Company is actively pursuing other exploration properties that are in close proximity to and could be processed through our Kingsville and Rosita plants.  URI anticipates that leasing these properties will require significant signing bonuses.

Dave Clark, president and CEO of URI, commented, “These funds are crucial to our plans to expand our reserve base in Texas, where we are currently reserve-limited, and provide the opportunity to extend production through 2011 as we strive to reach our long-term production goal of one to two million pounds annually from Texas.”

The agreement with a group of institutional investors includes the sale of 3,295,599 shares of common stock at $4.34 per share, which represents a 10 percent discount to the last sale price on May 13, 2008; and warrants to purchase 988,680 additional shares of common stock, at a price of $5.78, which represents a 20 percent premium to the last sale price of the Company’s common stock on May 13, 2008.  These warrants expire 60 months after issuance and are exercisable immediately.  In addition, ratchet warrants to purchase shares of common stock at $0.01 per share were issued as part of the private placement.  The ratchet warrants are triggered and become immediately exercisable in the event that the Company should issue shares of Common Stock at a price below $4.34 per share.  The number of shares that may be purchased upon the exercise of the ratchet warrants is determined by a formula that results in the effective price paid by the investors in this offering being equal to the price paid in a subsequent below $4.34 per share offering. The ratchet warrants expire on the earlier of 12 months following issuance, or ten days after the consummation of the sale of shares of the Company’s common stock which raises in one or more transactions at least $80 million in gross proceeds.

The securities being offered will not be registered under the Securities Act of 1933, as amended (“Act”) or any state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements.  URI has agreed to register the shares sold in the transaction, including the shares underlying the warrants (other than the ratchet warrants), for resale on a registration statement to be filed within ten business days after closing under the Act.  Shares underlying the ratchet warrants would not be registered until they are triggered.  In the event that the issuance of shares pursuant to the warrants and ratchet warrants would cause the total shares issued in this private placement to equal 20% or more of the Company’s currently outstanding shares of Common Stock, no shares that would cause such total to be equaled or exceeded would be issued unless the shareholders of the Company approve the issuance.

The Company anticipates closing the sale of the shares, the warrants and the ratchet warrants on May 16, 2008.

Dave Clark commented, “The funds from this offering will not be used to fund the acquisition of Rio Algom Mining LLC.  In order to close that acquisition in accordance with the current terms of our purchase agreement, we must have the ability to finance the purchase price, the remediation trust and escrow bonding requirements for the NRC license and have sufficient working capital to fund our overhead.  We expect to finance this by a combination of proceeds from the sale of stock

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together with joint ventures or other financing arrangements with other parties.  We are in conversation with our advisors and BHP Billiton to discuss the financing of the acquisition and how to best proceed with the transaction in a manner that is beneficial to our shareholders.”

ABOUT URANIUM RESOURCES, INC.

Uranium Resources Inc. explores for, develops and mines uranium.  Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects.  URI also has 183,000 acres of uranium mineral holdings and 100 million pounds of uranium mineralized material in New Mexico.  The Company acquired these properties over the past 20 years along with an extensive information database.  URI’s strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents, the success of the acquisition of Rio Algom and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

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